Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Minerva Neurosciences, Inc. of our report dated March 26, 2014 relating to the financial statements of Mind-NRG S.A., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers SA

/s/ LUC SCHULTHESS	/s/ LEILANI HUNT
Luc Schulthess	Leilani Hunt

Geneva, Switzerland, June 26, 2014